EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 13, 1997 incorporated by reference in Star Banc Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

								/s/ Arthur Andersen LLP

								ARTHUR ANDERSEN LLP


Cincinnati, Ohio
May 7, 1997